                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               August 26, 2005

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                        (Date of earliest event reported)

                          Cell Wireless Corporation

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             (Exact name of registrant as specified in its charter)

Nevada                              000-49849            88-0483722

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(State or other jurisdiction of    Commission         I.R.S. Employer

incorporation or organization)      File Number       Identification No.)

                           4625 East Broadway Blvd. #203

                               Tucson, Arizona 85711

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               (Address of principal offices, including Zip Code)

                                 (520) 881-4632

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              (Registrant's telephone number, including area code)

Item 5.02. Appointment of One New Director

         On, August 22, 2005, The Board of Directors of Cell Wireless

Corporation, appointed one new director to the Board. The new member will serve on the Board until they are elected by the shareholders of Cell Wireless at an annual shareholder meeting for a new term. The new appointee is David L. Shorey, CPA. At the same meeting, the Board of Directors appointed Mr. Shorey Chief Financial Officer of the company and Sylvia Quintero resigned as Chief Financial officer and resumed the position of Secretary to The Board.

Mr. Shorey, a Certified Public Accountant, has an extensive experience with financial positions with public and private companies that spans 35 years.  He has occupied executive positions with public companies since 1985 and has served as Chief Executive Officer and Chief financial Officer for a combined 15 years in five different public companies.  During the ten year period ending in 1993 Mr. Shorey was engaged as an auditor of public entities with full peer review credentials. Mr. Shorey Resides in Tucson, Arizona.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cell Wireless Corporation

By: s/s Sylvia Quintero

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    Sylvia Quintero, Secretary

Date:    August 26, 2005